SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2006

OMNICOMM SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50839	11-3349762
(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd. Suite 4000, Ft. Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 473-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On December 31, 2006 certain holders of Promissory Notes (“Notes Payable” or the “Notes”) of the Company, including Cornelis F. Wit, President, CEO and a Director and Guus van Kesteren, a Director, issued at various times from March 2005 to December 2005, converted the principal amount of the Notes and accrued but unpaid interest in the aggregate amount of $3,204,698 into shares of common stock of the Company at a conversion price of $0.50 per share, the closing bid price of the Company’s common stock on December 31, 2006, resulting in the issuance of 6,409,396 shares of common stock equalling 9.1% of the issued and outstanding common stock of the Company. The Company did not receive any proceeds as part of this conversion. The issuance of the shares upon conversion of the Notes was exempt from registration under the Securities Act of 1933, as amended, in reliance on Rule 506 of Regulation D. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Each purchaser represented that he/she was an accredited investor and was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. The holders of the Notes had full access to, or were otherwise provided with, all relevant information reasonably necessary to evaluate us. The Company was not aided in this transaction by a Placement Agent

Item 8.01	Other Events

Pursuant to the transaction described in Item 3.02 above, the following provides the security ownership of certain owners of the registrant as of the date of this report pursuant to Item 403(a) and (b) of Regulation SB:

The following table sets forth, as of March 1, 2007 information known to us relating to the beneficial ownership of shares of our voting securities by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of Voting Securities, aggregate all three classes together;

•	each director;

•	each executive officer; and

•	all executive officers and directors as a group.

Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from March 1, 2007 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of March 1, 2007 have been exercised or converted.

The following table, however, gives no effect to the exercise of any outstanding options or warrants unless specifically set forth therein. We believe that all persons named in the table have sole voting and investment power with respect to all shares of voting securities beneficially owned by them. Unless otherwise noted, the address for each person is 2101 W. Commercial Blvd., Suite 4000, Ft. Lauderdale, FL 33309:

Name of Beneficial Owner	No. of Shares Beneficially Owned	Percentage of Voting Securities
Cornelis F. Wit (1) (9)	4,536,827	6.71%
Randall G. Smith (2) (9)	2,413,764	3.56%
Ronald T. Linares (3) (9)	804,452	1.20%
Stephen E. Johnson (4) (9)	50,000	0.08%
Guus van Kesteren (5) (9)	2,691,794	4.04%
Matthew D. Veatch (6) (9)	320,000	0.48%
Simon Kooyman (7)	225,000	0.34%
Noesis Capital Corp. (8)	4,621,814	6.74%

All Directors and Officers as a group (seven persons) (9)	11,041,837	15.69%

(1)	Includes vested options to purchase an aggregate of 1,270,000 shares of our common stock at prices ranging from $0.25 to $0.45 per share with expiration dates ranging from August 2007 to March 2013, and 304,000 shares of our common stock issuable upon conversion of our Series C Preferred Stock.
(2)	Includes vested options to purchase an aggregate of 1,404,270 shares of our common stock at prices ranging from $0.25 to $2.75 per share with expiration dates ranging from August 2007 to March 2013.
(3)	Includes vested options to purchase an aggregate of 682,000 shares of our common stock at prices ranging from $0.25 to $2.75 per share with expiration dates ranging from April 2007 to December 2014.
(4)	Includes vested options to purchase an aggregate of 50,000 shares of our common stock at $0.49 per share with an expiration date of December 2014.
(5)	Includes vested options to purchase an aggregate of 320,000 shares of our common stock at prices ranging from $0.25 to $0.45 per shares with expiration dates ranging from December 2007 to March 2013, 100,000 shares of our common stock issuable upon conversion of our Series B Preferred Stock and 504,000 shares of our common stock issuable upon conversion of our Series C Preferred Stock.
(6)	Includes vested options to purchase an aggregate of 300,000 shares of our common stock at prices ranging from $0.25 to $0.43 per share with expiration dates ranging from December 2010 to March 2013.
(7)	Includes vested options to purchase an aggregate of 75,000 shares of our common stock at $0.54 per share with an expiration date of September 2013.
(8)	Includes 400,000 shares of our common stock issuable upon the conversion of our Series C Preferred Stock and 1,225,350 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share Also includes 993,900 shares of our common stock issuable upon the conversion of shares of our Series C Preferred Stock and 496,950 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option. Also includes 686,600 shares of common stock held by Noesis International Holdings, the parent company of Noesis Capital Corp. The address for Noesis International Holdings and Noesis Capital Corp.is 1801 Clint Moore Road, Suite 100, Boca Raton, FL 33487. Nico Letschert has voting and dispositive control over the securities owned by Noesis Capital Corp.
(9)	Includes footnotes (1) through (7).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OmniComm Systems, Inc.

Date: February 28, 2007	By:	/s/Ronald T. Linares
Ronald T. Linares
Vice President of Finance, Chief Financial and Accounting Officer